                     NETSCAPE COMMUNICATIONS CORPORATION
               NETWORK SERVICE PROVIDER DISTRIBUTION AGREEMENT
                               COVER SHEET

Website Management Company, Inc.
d/b/a Flashnet Communications
----------------------------------
Full legal name of Network Service     NSP is incorporated in the state/
Provider ("NSP")                       country of Texas

2805 West Seventh Street
----------------------------------     If NSP is not a corporation, please
Address of Principal Place of          specify form of organization
Business
                                       ---------------------------------------------
Ft. Worth      TX            76107
----------------------------------
City           State           Zip     Nondisclosure Agreement Signed / / Yes /X/ No

Telephone (817) 332-8893               If yes, date      unsure if signed
----------------------------------                  --------------------------------
Fax (817) 332-9594
----------------------------------

Name and Description of Internet Access Service
or other network service ("Netscape Service"):
                                                ------------------------------------

Check Applicable:   / / Netscape Navigator LAN          /X/ Netscape Dial-Up Kit

IMPORTANT NOTICE: THIS NETSCAPE COMMUNICATIONS CORPORATION NETWORK SERVICE PROVIDER DISTRIBUTION AGREEMENT GIVES YOU THE RIGHT TO MAKE AND DISTRIBUTE COPIES OF THE NAVIGATOR SOFTWARE CHECKED ABOVE AT THE PRICING SET FORTH IN ATTACHMENT D HERETO. THE NAVIGATOR SOFTWARE MUST BE OFFERED TO END USERS AS A PACKAGED PRODUCT WITH YOUR NETWORK SERVICE AND MAY NOT BE OFFERED AS A STANDALONE PRODUCT. THE NAVIGATOR SOFTWARE IS ONLY TO BE OFFERED TO END
USERS IN THE TERRITORY NOTED BELOW. THE NAVIGATOR SOFTWARE MAY BE OFFERED AS PACKAGED ABOVE TO END USERS IN THE TERRITORY THROUGH ONE TIER OF RETAIL DISTRIBUTION. YOU MUST PROVIDE QUARTERLY POINT OF SALE REPORTS TO NETSCAPE. CAREFULLY REVIEW THE REST OF THIS AGREEMENT FOR OTHER IMPORTANT TERMS.
FAILURE TO COMPLY WITH THIS AGREEMENT MAY RESULT IN TERMINATION.

TERRITORY (Country):          United States of America
                   ------------------------------------------------------------

NETWORK SERVICE PROVIDER             NETSCAPE COMMUNICATIONS CORPORATION

By:  /s/ M. Scott Leslie                   By:          (ILLEGIBLE)
   ----------------------------------         -------------------------------

Name:  M. Scott Leslie                       Name:
     --------------------------------             ---------------------------
                                                   Conway (Todd) Rulon-Miller
Title:  President                           Title: VP Sales
     --------------------------------             ---------------------------

Date: Feb. 19, 1996                          Date of Acceptance:   3/26/96
     --------------------------------                           -------------


NSP Technical Contract                       NETSCAPE AUTHORIZED AGENT

Primary:  Bryan Smith                        Company Name:
        -----------------------------                     -------------------

Phone:  (817) 332-8883                       By:
      -------------------------------           -----------------------------

Fax: (817) 332-8883                           Name:
     --------------                               --------------------------
e-mail: bsmith@flash.net
        ----------------

Alternate:  Everett Harper                   Title:
          ---------------------------              --------------------------

Phone:  (817) 332-8883                       Date:
      -------------------------------             ---------------------------

Fax: (817) 332-9594
     --------------
e-mail eharper@flash.net
       ------------------

                         NETSCAPE COMMUNICATIONS CORPORATION
                  NETWORK SERVICE PROVIDER DISTRIBUTION AGREEMENT


This Network Service Provider Distribution Agreement ("Agreement") is entered into by and between Netscape Communications Corporation, a Delaware corporation ("Netscape"), with principal offices at 501 East Middlefield Road, Mountain View, CA 94043, U.S.A. and the NSP listed and identified on the cover sheet to this Agreement ("Cover Sheet") as of the date of acceptance by Netscape ("Effective Date") listed on the Cover Sheet.

WHEREAS, NSP markets and provides internet access services or other network services.

WHEREAS, NSP desires to obtain rights to use and distribute Netscape's Navigator selected on the Cover Sheet in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, the parties agree to the following terms and conditions:

SECTION 1. DEFINITIONS
For purposes of this Agreement, the following terms shall have the following meanings:

1.1. "Attachment(s)" means the attachments to this Agreement which are attached hereto and incorporated herein:

   1.1.1 Attachment A (End User License Agreement) which sets forth Netscape's terms and conditions of licensing applicable to an end user customer.

   1.1.2 Attachment B (Maintenance and Support for the Navigator) which sets forth Netscape's maintenance and support obligations.

   1.1.3 Attachment C (Quarterly Point of Sale Report) which sets forth the form and information NSP must provide to Netscape each quarter.

   1.1.4 Attachment D (Navigator Pricing) which sets forth Netscape's pricing for the current release (as of the Effective Date) of the Navigator selected on the Cover Sheet by NSP, as amended by Netscape from time to time.


1.2 "Derivative Work(s)" means a revision, modification, translation, abridgment, condensation or expansion of the Navigator or Documentation or any form in which the Navigator or Documentation may be recast, transferred, or adapted which, if prepared without the consent of Netscape, would be a copyright infringement.

1.3 "Documentation" means the Navigator user manuals, reference manuals and installation guides, or portions thereof, which Netscape provides with the Navigator either in hard copy or electronic copy, as updated by Netscape from time to time.

1.4 "End User" means any third party licensed by NSP pursuant to this Agreement to use but not to further distribute, the Navigator except that if such third party is a corporation or other entity, then "End User" means each individual within such corporation or entity licensed by NSP pursuant to this Agreement to use, but not to further distribute, the Navigator.

1.5  "Major and Minor Updates" mean updates, if any, to the Navigator. Any
     Minor Update to the Netscape Dial-Up Kit, if generally available, shall mean a Minor Update to only the Navigator portion of such kit. Major Updates involve additions of substantial functionality while Minor Updates do not. Major Updates are designated by a change in the number to the left of the decimal point of the number appearing after the product name while Minor Updates are designated by a change in such number to the right of the decimal point Netscape is the sole determiner of the availability and designation of an update as a Major or Minor Update. Netscape has no obligation to provide any Updates under this Agreement. Major Updates exclude software releases which are reasonably designated by Netscape as new products. Where used herein "Updates" shall mean Major Updates or Minor Updates interchangeably.

1.6 "NAA" means the applicable Netscape authorized distributor or value added reseller who has entered into a Netscape Authorized Agent Agreement with Netscape to act as a Netscape Authorized Agent in connection with this Agreement solely for administrative purposes on behalf of Netscape, all in accordance with the terms of the Netscape Authorized Agent Agreement and this Agreement. All references in this Agreement to "Netscape/NAA" shall mean the NAA if this Agreement is entered into among Netscape, NSP and an NAA.

1.7 "Navigator" means the executable version (but not the source code version) of the web browser software Netscape markets under the name Netscape Navigator LAN and/or Netscape Dial-Up Kit, as selected on the Cover
     Sheet, which Netscape may update and provide hereunder from time to time.

1.8 "Program Errors" means one or more reproducible deviations in the Navigator from the applicable specifications shown in the Documentation.

1.9 "NSP's Product" means NSP's internet access service or other network service, as described on the Cover Sheet, with which the Navigator is bundled and distributed.

SECTION 2. GRANT OF LICENSES AND RIGHTS

2.1  Licenses

   2.1.1 License. Subject to the terms and conditions of this Agreement, Netscape hereby grants to NSP, and NSP hereby accepts, a nonexclusive and nontransferable right and license, in the territory set forth on the Cover Sheet (the "Territory"), to (a) use and reproduce, without change, the Navigator (in executable form only) on any tangible medium and (b) distribute by sublicense such Navigator copies solely to End Users in the Territory and solely when bundled as a packaged product with NSP's Product, together with the End User License Agreement attached hereto as Attachment A. NSP may distribute the Navigator as packaged above either directly to End Users in the Territory or indirectly to such End Users through one her of retail distribution. Notwithstanding the foregoing, in the event that NSP is located in a Member State of the European Union, (i) NSP shall be entitled to distribute the Navigators, subject to the terms and conditions contained herein, to End Users located outside of the Territory but within the European Community, and
          (ii) NSP acknowledges that its primary focus shall be on End
          Users located in the Territory. Any reproduction pursuant to this license shall occur only at the location of NSP's principal office set forth in the Cover Sheet unless an alternate location is otherwise specified in writing to Netscape. NSP shall not distribute the Navigator or Documentation as a standalone product

   2.1.2 Source Code Restrictions. NSP agrees not to decompile, reverse engineer, disassemble, or otherwise determine or attempt to determine source code for the executable code of the Navigator or to create any Derivative Works based upon the Navigator or Documentation, and agrees not to permit or authorize anyone else to do so; provided, however, that if NSP's address set forth on the Cover Sheet is located within a Member State of the European Community, then such activities shall be permitted solely to the extent, if any, permitted by Article 6 of the Council Directive of 14 May 1991 on the legal protection of computer programs, and implementing legislation thereunder.

   2.1.3 Documentation License. Subject to the terms and conditions of this Agreement, Netscape hereby grants and NSP hereby accepts a nonexclusive and nontransferable right and license to (a) use the Documentation in the Territory, and (b) reproduce the Documentation without change except as set forth in Section 3.4, and to distribute the Documentation solely in conjunction with the Navigator as set forth in Section 2.1.1 above. Such reproductions shall occur only at NSP's principal office first set forth above, unless an alternate location is otherwise specified in writing to Netscape.

   2.1.4  Licenses Dependent on Bundling. The licenses granted in Section
          2.1.1 are conditional upon marketing and bundling each Navigator as required therein. If NSP fails to so bundle the Navigators, the licenses shall be immediately revocable by Netscape in addition to any other remedies Netscape may have.

   2.1.5 Configuration Guide. If NSP has selected the Netscape Dial-Up Kit on the Cover Sheet, Netscape hereby grants to NSP, and NSP hereby accepts, a nonexclusive and nontransferable right and license, in the Territory, to use (with no right to sub license) the configuration guide for the Netscape Dial-Up Kit (the "Configuration Guide") to preconfigure the dial-up parameters and Netscape preferences specified therein solely for NSP's Product and for no other network service.

2.2  Export

     NSP shall comply fully with all then current applicable laws, rules and regulations relating to the export of technical data, including, but not limited to any regulations of the United States Office of Export Administration and other applicable governmental agencies and NSP acknowledges that by virtue of certain security technology embedded in the Navigator, that export of such software may not be Legal. Netscape agrees to cooperate in providing information requested by NSP as necessary to obtain any required licenses and approvals. When distributing the Navigator and Documentation in countries where an enforceable copyright law covering the same does not exist, NSP shall obtain a written agreement signed by the End User prohibiting the End User from making unauthorized copies of the same.

2.3  Compliance with Laws

     2.3.1 At its own expense, NSP shall make, obtain, and maintain in force at all times during the term of this Agreement, all applicable filings, registrations, reports, licenses, permits and authorizations (collectively "Authorizations") in the Territory in order for NSP to perform its obligations under this Agreement Netscape/NAA shall provide NSP with such assistance as NSP may reasonably request in making or obtaining any such Authorizations. In the event that the issuance of any Authorization is conditioned upon an amendment or modification to this Agreement which is unacceptable to Netscape, Netscape shall have the right to terminate this Agreement without liability or further obligation whatsoever to NSP.

     2.3.2 NSP shall comply with all laws, regulations and other legal requirements that apply to this Agreement, including tax and foreign exchange legislation; advise Netscape/NAA of any legislation, rule, regulation or other law (including but not limited to any customs, tax, trade, intellectual property or tariff law) which is in effect or which may come into effect in the Territory after the Effective Date of this Agreement and which affects the importation of the Navigator into, or the use and the protection of the Navigator and the intellectual property rights within, the Territory, or which has a material effect on any provision of this Agreement NSP will provide Netscape/NAA with the assurances and official documents that Netscape/NAA periodically may request to verify NSP's compliance with this subsection.

     2.3.3 NSP shall not, together with its employees and agents, in conformity with the United States Foreign Corrupt Practices Act and with Netscape's established corporate policies regarding foreign business practices, directly or indirectly make and offer payment, promise to pay, or authorize payment, or offer a gift, promise to give, or authorize the giving of anything of value for the purpose of influencing an act or decision of an official of any government within the Territory or of the United States Government (including a decision not to act) or inducing such a person to use his influence to affect any such governmental act or decision in order to assist Netscape in obtaining, retaining or directing any such business.

2.4 Third Party Licenses. If all or any part of the Navigators delivered to NSP has been Licensed to Netscape by a third party software supplier then, notwithstanding anything to the contrary contained in this Agreement, NSP is granted a sublicense to the third party software subject to the same terms and conditions as those contained in the agreement between Netscape and such third party software supplier. In addition, Netscape reserves the right to substitute any third party software in the Navigators so long as the new third party software does not materially affect the functionality of the Navigators. Netscape represents that current releases of the Navigators contain no third party software which would require NSP to agree to any terms and conditions in addition to those set forth in this Agreement.

SECTION 3.   MARKETING AND DISTRIBUTION

3.1 Nonexclusivity. NSP understands that Netscape may enter into arrangements similar to this Agreement with third parties.

3.2 Distribution to Government Agencies. NSP agrees to comply with all applicabLe laws, rules and regulations to preclude the acquisition of unlimited rights to technical data, software and documentation provided with the Navigator to a governmental agency, and ensure the inclusion of the appropriate "Restricted Rights" or "Limited
     Rights" notices required by the U.S. Government agencies or other applicable agencies.

3.3 End User License Agreements. NSP shall distribute the Navigator to End Users pursuant to the End User License Agreement (wherein "Licensor" shall mean NSP) attached here to as Attachment A or in the Post Script file provided with the Documentation. NSP shall use commercially reasonable efforts to enforce each End User License Agreement with at least the same degree of diligence used in enforcing similar agreements governing others, which in any event shall be that sufficient to adequately enforce such agreements. NSP shall use commercially reasonable efforts to protect Netscape's copyright, shall notify Netscape/NAA of any breach of a material obligation of an End User License Agreement, and will cooperate with Netscape in any legal action to prevent or stop unauthorized use, reproduction or distribution of the Navigator.

3.4 Documentation. If NSP has selected the Netscape Dial-Up Kit on the Cover Sheet, NSP will be permitted to change the Documentation only to the extent necessary to reflect the preconfigured dial-up parameters and default preferences in the Getting Started portion of the Documentation. NSP shall have no right to make any other changes to the Documentation.

3.5 Not for Export Versions. NSP shall conspicuously mark all packaging containing Navigators identified by Netscape as not for export with a "Not for Export" notice.

3.6 Third Party Requirements. In the event that Netscape is required by a third party software supplier to cease and to cause its licensees to cease reproduction and distribution of a particular revision of the Navigator, NSP agrees to comply herewith provided Netscape/NAA provides NSP with thirty (30) days prior written notice and further provided Netscape replaces such affected Navigator with a functionally equivalent Navigator as soon as commercially practicable.

3.7 Indemnification. NSP agrees to indemnify and hold Netscape harmless from any claims and damages arising out of defective duplication by NSP of copies of the Navigator and/or Documentation distributed by NSP. In addition, NSP agrees to indemnify, defend and hold Netscape harmless from and against any claims arising from or out of NSP's business activities with its customers pursuant to this Agreement, including any claims that may arise from NSP's failure to comply with Section 3.5 above.

3.8 Front-line Support. NSP, and not Netscape/NAA, will provide front-line, or first and second level, technical support to its End Users. NSP shall employ at least two (2) fully trained full time support personnel and provide support five days a week between 8:00 am to 5:00 pm local time. Such support includes call receipt, entitlement verification, call screening, installation assistance, problem identification and diagnosis, product defect determination, efforts to create a repeatable demonstration of the Program Error and, if applicable, the distribution of any defective media. NSP agrees that any documentation or packaging distributed by NSP shall clearly and conspicuously state that End Users shall call NSP for technical support for the Navigator and shall not reference Netscape/NAA in any manner with respect to support. Netscape/NAA will have no obligation to furnish any assistance, information or documentation with respect to the Navigator to any End User. If Netscape/NAA customer support representatives are being contacted by a significant number of End Users then, upon Netscape's/NAA's request, NSP and Netscape (or NAA) will cooperate to minimize such contact. In the event Netscape/NAA is able to identify any End User obtaining front-line support from Netscape/NAA as a customer of NSP NSP hereby agrees to pay Netscape or NAA then current charges for such support.

3.9 Updates. Netscape/NAA will provide Minor Updates to NSP as part of the back-end support described in Attachment B. Major Updates, if any, will be provided to NSP, or directly by Netscape to End Users, at Netscape's then current applicable license fee.

SECTION 4.     FEES AND PAYMENT

4.1 License Fees. NSP shall pay to Netscape/NAA, within thirty (30) days of the date of Netscape's/NAA's invoice, the non-refundable prepaid license fee associated with the annual volume option
     ("Tier") selected by NSP as shown on Attachment D ("Prepaid License Fee"). The Prepaid License Fee shall be credited against the applicable per copy License fee accruing under this Agreement. Upon exhaustion of the Prepaid License Fee, NSP shall pay to Netscape/NAA, within thirty (30) days of the date of Netscape's/NAA's invoice, the applicable per copy license fee set forth in Attachment D for each license granted by NSP to End Users in connection with the distribution of all or any portion of the Navigator and/or Updates. Netscape/NAA will invoice NSP on a quarterly basis for accrued but unpaid license fees based on NSF's Quarterly Point of Sale Reports submitted in accordance with Section 4.3 below. Per copy license fees will accrue in the applicable corresponding quantity upon: (a) the initial date of NSP's internal use of a Navigator; (b) distribution, direct or indirect, by NSP of a Navigator copy to an End User; (c) any authorization by NSP to increase the authorized number of copies of a Navigator or Update; and (d) the initial date of NSF's internal use or distribution by NSP to an End User, direct or indirect, of an Update.

4.2 Payment and Taxes. All payments shall be made in United States dollars at Netscape's/NAA's address as indicated in this Agreement or at such other address as Netscape/NAA may from time to time indicate by proper notice hereunder or by wire transfer to a bank and account number designated by Netscape/NAA. All fees are exclusive of all taxes, duties or levies, however designated or computed. NSP shall be responsible for and pay all taxes based upon the transfer, use or distribution of the Navigator, or the program storage media, or upon payments due under this Agreement including, but not limited to, sales, use or value-added taxes, duties, withholding taxes and other assessments now or hereafter imposed on or in connection with this Agreement or with any sublicense granted hereunder, exclusive of taxes based upon Netscape's (or NAA's) net income. In lieu thereof, NSP shall provide to Netscape/NAA a tax or other levy exemption certificate acceptable to the taxing or other levying authority. If any applicable law requires NSP to withhold amounts from any payments to Netscape/NAA hereunder, NSP shall effect such withholding, remit such amounts to the appropriate taxing authorities and promptly furnish Netscape/NAA with tax receipts evidencing the payments of such amounts. Any past due amount shall bear interest at the rate of one percent (1%) per month or the maximum rate allowed by applicable law, whichever is less, until paid in full.

4.3 Quarterly Point of Sale Reports. NSP shall maintain accurate records of End Users, including the information (broken down by month) required in the Quarterly Point of Sale Report attached hereto as Attachment C, and any further information as Netscape/NAA may from time to time reasonably request. Irrespective of the Effective Date, NSP shall submit Quarterly Point of Sale Reports electronically in ASCII tab or comma delimited fields format to Netscape/NAA on March 10, June 10, September 10 and December 10 of each year for the quarters December through February, March through May, June through August, and September through November, respectively.

4.4 Audit of Records. NSP shall keep and maintain full, true, and accurate records containing all data reasonably required, for verification of NSP's compliance with the terms of this Agreement, amounts to be paid, and the quantity of Navigator and/or Updates distributed. Netscape and NAA each shall have the right, during normal business hours upon at least five (5) business days prior notice, to direct its auditors to audit and analyze the relevant records of NSP to verify compliance with the provisions of this Agreement. The audit shall be conducted at Netscape's (or NAA's) expense unless there is inadequate record keeping or the results of such audit establish that inaccuracies in the Quarterly Point of Sale Reports have resulted in underpayment to Netscape/NAA of more than five percent (5%) of the amount actually due in any quarter, in which case NSP shall pay any additional license fees resulting from the audit and bear the expenses of the audit.

SECTION 5.     DELIVERABLES, UPDATES, AND TECHNICAL SUPPORT

     Upon receipt by Netscape/NAA of the Prepaid License Fee, Netscape/NAA shall provide NSP with one (1) gold master of the release of the Navigator as of the Effective Date (as selected on the Cover Sheet) and the applicable Documentation as of the Effective Date ("Deliverables"). If NSP has selected the Netscape Dial-Up Kit on the Cover Sheet, NSP will receive, in addition to the Deliverables, the Configuration Guide. All deliveries under this Agreement shall be F.C.A. Netscape, Freemont,

     California, U.S.A. or F.C.A. NAA origin, as applicable.  "F.C.A."
     means Free Carrier Alongside and shall have the definition set forth in INCOTERMS 1990. Netscape/NAA shall provide NSP with maintenance and support upon the terms and conditions specified in Attachment B hereto.

SECTION 6.     TRADEMARKS AND TRADE NAMES

     NSP shall use, and is hereby granted a non-transferable and non-exclusive restricted license to use in the Territory with no right to sublicense, "Netscape Navigator Included" in any advertising, marketing, technical, packaging or other materials related to the Navigator which are distributed by NSP in connection with this Agreement in accordance with Netscape's then current trademark usage guidelines to be provided and updated by Netscape from time to time. Other than the use of "Netscape Navigator included," NSP shall not use "Netscape" or "Netscape Navigator" or "Personal Edition" in any NSP advertising, marketing collateral and/or packaging relating to NSP's Product. NSP need not use Netscape's trademarks and trade names in any country in which their connotation is offensive and will consult with Netscape as to the foreign translation of Netscape trademarks and trade names so that Netscape can help ensure uniformity with their use by Netscape or third parties. NSP shall clearly indicate Netscape's ownership of such trademarks or trade names. All such usage shall inure to Netscape's benefit. NSP agrees not to register any Netscape trademarks or trade names without Netscape's express prior written consent. Upon Netscape's/NAA's request from time to time NSP agrees to provide Netscape/NAA with copies of goods bearing Netscape's trademarks and trade names so that Netscape can ensure that the quality of NSP's use of Netscape's trademarks and trade names are comparable to the quality of Netscape's use thereof. NSP shall suspend use of Netscape trademarks and trade names if such quality is reasonably deemed inferior by Netscape until NSP has taken such steps as Netscape may reasonably require to solve the quality deficiencies.

SECTION 7.     PROPRIETARY RIGHTS

7.1 Proprietary Rights. Title to and ownership of the Navigator software and Documentation whether in machine-readable or printed form, and including, without limitation, Derivative Works, compilations, or collective works thereof and all related technical know-how and all rights therein (including without limitation rights in patents, copyrights, and trade secrets applicable thereto), are and shall remain the exclusive property of Netscape and/or its suppliers. NSP shall not take any action to jeopardize, limit or interfere in any manner with Netscape's ownership of and rights with respect to the Navigator and Documentation. NSP shall have only those rights in or to the Navigator and Documentation granted to it pursuant to this Agreement.

7.2  PROPRIETARY NOTICES

     7.2.1 No Alteration of Notices. NSP and its employees and agents shall not remove or alter any trademark, trade name, copyright, or other proprietary notices, legends, symbols, or labels appearing on or in copies of the Navigator and Documentation delivered to NSP by Netscape/NAA and shall use the same notices, legends, symbols, or labels in and on copies of the Navigator and Documentation made pursuant to Sections 2.1.1 and 2.1.3 as are contained in and on the master copy.

     7.2.2 Notice. Each portion of the Navigator and Documentation reproduced by NSP shall include the intellectual property notice or notices appearing in or on the corresponding portion of such materials as delivered by Netscape/NAA hereunder. NSP shall ensure that all copies of the Navigator made pursuant to this Agreement conspicuously display a notice substantially in the following form:

               Copyright -C- 1994 Netscape Communications Corporation. All Rights Reserved.


            If NSP is unsure of the appropriate year(s), it shall consult Netscape/NAA to obtain the correct designation. Such notice shall be on labels on all media containing the Navigator. If the copyright symbol "-C-" cannot technically be reproduced, NSP shall use the word "Copyright" followed by the notation
            "(c)" in its place.

SECTION 8.     CONFIDENTIAL INFORMATION AND DISCLOSURE

8.1 Confidential Information. The parties agree that all disclosures of confidential and/or proprietary information relating to this Agreement shall be governed by the Nondisclosure Agreement identified on the Cover Sheet. If there is no Nondisclosure Agreement identified on the Cover Sheet, then for purposes of this Agreement "Confidential Information" shall mean Netscape information of a confidential and/or proprietary nature including, without limitation, computer programs, code, algorithms, names and expertise of employees and consultants, know-how, formulas, processes, ideas, inventions (whether patentable or not), schematics and other technical, business, financial and product development plans, forecasts, strategies and information of like nature. NSP agrees to take all reasonable precautions, but in no event less than due and reasonable care, to prevent any unauthorized disclosure or use of Confidential Information including, without limitations disclosing Confidential Information only to its employees (a) with a need to know to further permitted uses of such information hereunder and (b) who are parties to appropriate agreements sufficient to comply with this Section 8, and (c) who are informed of the nondisclosure/non-use obligations imposed by this Section 8. The foregoing restrictions on disclosure and use shall survive for three (3) years following any termination of this Agreement, but shall not apply to any information which through no fault of NSP becomes publicly available.

8.2 Confidentiality of Agreement. Unless required by law, and except to assert its rights hereunder or for disclosures to its own employees on a "need to know" basis, both parties agrees not to disclose the terms of this Agreement or matters relating thereto without the prior written consent of the other party, which consent shall not be unreasonably withheld.

SECTION 9.     WARRANTIES

9.1. Limited Warranty. Subject to the limitations set forth in this Agreement, Netscape warrants only to NSP that the Navigator when properly adapted, installed, and used will substantially conform to the specifications in the Documentation in effect when the Navigator is shipped to NSP. Netscape's warranty and obligation shall extend for a period of ninety (90) days ("Warranty Period") from the date the Navigator is shipped to NSP. All warranty claims not made in writing or not received by Netscape/NAA within this 90-day period shall be deemed waived. Netscape's warranty and obligation is solely for the benefit of NSP, who has no authority to extend this warranty to any other person or entity. NETSCAPE MAKES NO WARRANTY THAT ALL ERRORS OR FAILURES WILL BE CORRECTED.

9.2 EXCLUSIVE WARRANTY. THE EXPRESS WARRANTY SET FORTH IN SECTION 9.1 CONSTITUTES THE ONLY WARRANTY MADE BY NETSCAPE. NETSCAPE MAKES NO OTHER REPRESENTATION OR WARRANTY OF ANY KIND WHETHER EXPRESS OR IMPLIED (EITHER IN FACT OR BY OPERATION OF LAW) WITH RESPECT TO THE NAVIGATOR OR DOCUMENTATION, INCLUDING BUT NOT LIMITED TO THE WARRANTIES OR CONDITIONS OF MERCHANTABILITY, NONINFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE. NETSCAPE DOES NOT WARRANT THAT THE NAVIGATOR IS ERROR-FREE OR THAT OPERATION OF THE NAVIGATOR WILL BE SECURE OR UNINTERRUPTED AND HEREBY DISCLAIMS ANY AND ALL LIABILITY ON ACCOUNT THEREOF. SOME JURISDICTIONS DO NOT ALLOW LIMITATIONS ON HOW LONG AN IMPLIED WARRANTY LASTS, SO THE ABOVE LIMITATION MAY NOT APPLY TO NSP.


9.3 Defects Not Covered by Warranties. Netscape shall have no obligations under the warranty provisions set forth in Section 9.1 if any nonconformance is caused by: (a) NSP's incorporation, attachment or otherwise engagement of any attachment, feature, program, or device to the Navigator, or any part thereof; or (b) accident; transportation; neglect or misuse; alteration, modification, or enhancement of the Navigator by NSP; failure to provide a suitable installation environment; use of supplies or materials not meeting specifications; use of the Navigator for other than the specific purpose for which the Navigator is designed; use of the Navigator on any systems other than the specified hardware platform for such Navigator; or NSP's use of defective media or defective duplication of the Navigator.

9.4 Exclusive Remedy. If NSP finds what it believes to be errors or a failure of the Navigator to meet specifications which significantly affects performance, and provides Netscape/NAA with a written report during the Warranty Period, Netscape/NAA will use reasonable efforts to correct promptly, at no charge to NSP, any such errors or failures. This is NSP's sole and exclusive remedy for breach of any express or implied warranties hereunder.

SECTION 10.  LIMITATION OF LIABILITY

     IN NO EVENT SHALL NETSCAPE OR ITS SUPPLIERS (INCLUDING NAA) BE LIABLE FOR ANY LOSS OF PROFITS, LOSS OF BUSINESS, LOSS OF USE OR DATA, INTERRUPTION OF BUSINESS, OR FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. NEITHER NETSCAPE NOR ITS SUPPLIERS (INCLUDING NAA) SHALL BE LIABLE FOR ANY CLAIM AGAINST NSP BY ANY END USER OR THIRD PARTY. IN NO EVENT WILL NETSCAPE (INCLUDING NAA) BE LIABLE FOR (a) ANY REPRESENTATION OR WARRANTY MADE TO ANY END USER OR THIRD PARTY BY NSP, OR ANY AGENT OF NSP; (b) FAILURE OF THE NAVIGATOR TO PERFORM EXCEPT AS, AND TO EXTENT, OTHERWISE EXPRESSLY PROVIDED HEREIN; (c) FAILURE OF THE NAVIGATOR TO PROVIDE SECURITY; (d) ANY USE OF THE NAVIGATOR OR THE DOCUMENTATION; OR (e) THE RESULTS OR INFORMATION OBTAINED OR DECISIONS MADE BY END USERS OF THE NAVIGATOR OR THE DOCUMENTATION. THE REMEDIES PROVIDED IN THIS AGREEMENT ARE NSP'S SOLE AND EXCLUSIVE REMEDIES. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, NETSCAPE'S (INCLUDING NAA'S) ENTIRE LIABILITY TO NSP FOR DAMAGES CONCERNING PERFORMANCE OR NONPERFORMANCE BY NETSCAPE (INCLUDING NAA) OR IN ANY WAY RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT, AND REGARDLESS OF WHETHER THE CLAIM FOR SUCH DAMAGES IS BASED IN CONTRACT OR IN TORT, SHALL NOT EXCEED THE AMOUNT RECEIVED BY NETSCAPE (INCLUDING NAA) FROM NSP DURING THE TWELVE (12) MONTHS PRIOR TO SUCH CLAIM. SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OR LIMITATION OF INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THE ABOVE LIMITATION OR EXCLUSION MAY NOT APPLY TO NSP.

          TERM OF AGREEMENT

     Unless sooner terminated under the provisions of Section 12, or otherwise rightfully terminated: (a) this Agreement shall remain in effect for a period of one (1) year from the Effective Date; and (b) thereafter, it shall automatically renew for successive one (1) year terms if during the immediately preceding twelve (12) months NSP has paid Netscape (including
     NAA) for at least the minimum number of copies of the Navigator in the Tier. For any renewal, NSP has the option to renew at the Tier's per copy license fee and prepaid license fee or a higher-volume tier. After the initial one (1) year term of this Agreement, either party may terminate this Agreement for convenience upon at least sixty (60) days prior written notice.

SECTION 12.    DEFAULT AND TERMINATION

12.1 Termination for Default. If either party defaults in any of its obligations under this Agreement, the non-defaulting party, at its option shall have the right to terminate this Agreement by written notice unless, within thirty (30) calendar days after written notice of such default, the defaulting party remedies the default, or, in the case of a default which cannot with due diligence be cured within a period of thirty (30) calendar days, the defaulting party institutes within the thirty (30) calendar days steps necessary to remedy the default and thereafter diligently prosecutes the same to completion. This Agreement may be terminated immediately by Netscape or NAA in the event of any breach of Sections 2.1 or 8 hereof.

12.2 Bankruptcy. Either party shall have the right to automatically terminate this Agreement if the other party ceases to do business in the normal course, becomes or is declared insolvent or bankrupt, is the subject of any proceeding relating to its liquidation or insolvency which is not dismissed within ninety (90) calendar days, or makes an assignment for the benefit of its creditors.

12.3 Effect on Rights

     12.3.1 Termination of this Agreement by either party shall not act as a waiver of any breach of this Agreement and shall not act as a release of either party from any liability for breach of such party's obligations under this Agreement.
     12.3.2 Except as specified in Sections 12.4 and 12.5 below, upon termination or expiration of this Agreement, all licenses for the Navigator and Documentation granted under this Agreement shall terminate.
     12.3.3 Except where otherwise specified, the rights and remedies granted to a party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies which the party may possess at law or in equity, including without limitation rights or remedies under applicable patent, copyright, trade secrets, or proprietary rights laws, rules or regulations.

12.4 Return or Destruction of Navigator. Within thirty (30) calendar days after termination of this Agreement, NSP shall either deliver to Netscape/NAA or destroy all copies of the Navigator and Documentation (except as provided in Section 12.5) and any other materials provided by Netscape/NAA to NSP hereunder in its possession or under its control, and shall furnish to Netscape/NAA an affidavit signed by an officer of NSP certifying that, to the best of its knowledge, such delivery or destruction has been fully effected. Notwithstanding the foregoing, and provided NSP fulfills its obligations specified in this Agreement with respect to such items, NSP may continue to use and retain copies of the Navigator and Documentation to the extent, but only to the extent, necessary to support Navigators rightfully distributed to End Users by NSP prior to termination of this Agreement.

12.5 Continuing Obligations
     12.5.1 Payment of Accrued Fees. Within thirty (30) calendar days of termination of this Agreement, NSP shall pay to Netscape/NAA all sums then due and owing. Any other such sums shall subsequently be promptly paid as they become due and owing.
     12.5.2 Continuance of Sublicenses. Notwithstanding the termination of this Agreement, all End User sublicenses which have been properly granted by NSP pursuant to this Agreement prior to its termination shall survive subject to compliance with their terms and conditions.
     12.5.3 Other Continuing Obligations. Any termination of this Agreement will be without prejudice to any other rights or remedies of the parties under this Agreement or at law and will not affect any accrued rights or liabilities of either party at the date of termination.

SECTION 13. GENERAL PROVISIONS

13.1 Notices. Any notice, request, demand, or other communication required or permitted hereunder shall be in writing and shall be deemed to be properly given upon the earlier of (a) actual receipt by the addressee or (b) five
     (5) business days after deposit in the mail, postage prepaid, when mailed by registered or certified airmail, return receipt requested, or two (2) business days after being sent via private industry courier to the respective parties at the addresses set forth in the Cover Sheet or to such other person or address as the parties may from time to time designate in a writing delivered pursuant to this Section 13.1. Notices to Netscape shall be to the attention of: Legal Department.

13.2 Waiver and Amendment. The waiver by either party of a breach of or a default under any provision of this Agreement, shall not be construed as a waiver of any subsequent breach of the same or any other provision of the Agreement, nor shall any delay or omission on the part of either party to exercise or avail itself of any right or remedy that it has or may have hereunder operate as a waiver of any right or remedy. No amendment or modification of any provision of this Agreement shall be effective unless, in writing and signed by a duly authorized signatory of Netscape and NSP.

13.3 Assignment. This Agreement and the licenses granted hereunder are to a specific legal entity or legal person, not including corporate subsidiaries or affiliates of NSP, and are not assignable by NSP, nor are the obligations imposed or NSP delegable. Any attempt to sublicense (except as expressly permitted herein) assign or transfer any of the rights, duties or obligations under this Agreement in derogation hereof shall be null and void.

13.4 Governing Law. This Agreement is entered into in the State of California, U.S.A., and shall be governed by and construed in accordance with the laws of the State of California, U.S.A., without reference to its conflicts of law provisions. Any dispute regarding this Agreement shall be subject to the exclusive jurisdiction of the California state courts in and for Santa Clara County, California, U.S.A. (or, if there is exclusive federal jurisdiction, the United States District Court for the Northern District of California), and the parties agree to submit to the personal and exclusive jurisdiction and venue of these courts. This Agreement will not be governed by the United Nations Convention of Contracts for the International Sale of Goods, the application of which is hereby expressly excluded.

13.5 Relationship of the Parties. No agency, partnership, joint venture, or employment is created as a result of this Agreement and neither NSP nor its agents have any authority of any kind to bind Netscape or NAA in any respect whatsoever. Notwithstanding NAA's designation, however, NSP acknowledges that NAA is not authorized to bind
          Netscape or waive any conditions of this Agreement without Netscape's express written consent.

13.6 Captions and Section Heading. The captions and section and paragraph headings used in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement.

13.7 Severability. If the application of any provision or provisions of this Agreement to any particular facts of circumstances shall be held to be invalid or unenforceable by any court of competent jurisdiction, then (a) the validity and enforceability of such provision or provisions as applied to any other particular facts or circumstances and the validity of other provisions of this Agreement shall not in any way be affected or impaired thereby and (b) such provision or provisions shall be reformed without further action by the parties hereto to and only to the extent necessary to make such provision or provisions valid and enforceable when applied to such particular facts and circumstances.

13.8 Force Majeure. Either party shall be excused from any delay or failure in performance hereunder, except the payment of monies by NSP to Netscape/NAA, caused by reason of any occurrence or contingency beyond its reasonable control, including but not limited to, acts of God, earthquake, labor disputes and strikes, riots, war, novelty of product manufacture or other unanticipated product development problems, and governmental requirements. The obligations and rights of the party so excused shall be extended on a day-to-day basis for the period of time equal to that of the underlying cause of the delay.

13.9 Entire Agreement. This Agreement, including the Attachments hereto and any Nondisclosure Agreement referenced on the Cover Sheet, constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all proposals or prior agreements whether oral or written, and all communications between the parties relating to the subject matter of this Agreement and all past courses of dealing or industry custom. The terms and conditions of this Agreement shall prevail, notwithstanding any variance with any purchase order or other written instrument submitted by NSP, whether formally rejected by Netscape/NAA.

13.10 English. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall not be binding on the parties hereto. All communications and notices to be made or given pursuant to this Agreement shall be in the English language. Les parties aux presentes confirment leur volonte que cette convention de meme que tous les documents y compris tout avis qui s'y rattache, soient rediges en langue anglaise.

13.11 France. If the Territory includes France, NSP acknowledges that under French law as of the Effective Date, the importation, distribution and/or use in France of certain Netscape products may not be permitted, and NSP is not relying upon any such importation, distribution or use in entering into this Agreement or in fulfillment of its obligations herein.


AUTHORIZED SIGNATURES    In order to bind the parties to this Agreement,
their duly authorized representatives have executed the Cover Sheet to this Agreement.










SHIP TO ADDRESS FOR DELIVERABLES:       BILL TO ADDRESS:

FLASHNET COMMUNICATIONS                    SAME
---------------------------------       -------------------------
2805 W. SEVENTH ST.
---------------------------------       -------------------------
FT. WORTH, TX  76107
---------------------------------       -------------------------

Attention: /s/ Scott Leslie             Attention: /s/ Bobbi Villaereal
          -----------------------                 ------------------------
Telephone: (817) 332-8883               Telephone: (817) 332-8883
          -----------------------                 ------------------------


Netscape or NAA Sales Rep:   /s/ Julie Kim
                            ----------------------
Tel:   (415) 528-2971
    ----------------------------------------------

                                 ATTACHMENT A
                           END USER LICENSE AGREEMENT


BY OPENING THE PACKAGE OR CLICKING ON THE "ACCEPT" BUTTON, YOU ARE CONSENTING TO BE BOUND BY AND ARE BECOMING A PARTY TO THIS AGREEMENT. IF YOU DO NOT AGREE TO ALL OF THE TERMS OF THIS AGREEMENT, CLICK THE "DO NOT ACCEPT" BUTTON OR RETURN THIS PRODUCT TO THE PLACE OF PURCHASE FOR A FULL REFUND.

                 NETSCAPE NAVIGATOR END USER LICENSE AGREEMENT

GRANT. Licensor hereby grants to you a non-exclusive license to use its accompanying software product ("Software") and accompanying documentation ("Documentation") on the following terms:

You may:
     use the Software on any single computer;
     use the Software on a second computer so long as the first and second computers are not used simultaneously; or copy the Software for archival purposes, provided any copy must contain all of the original Software's proprietary notices.

You may not
     permit other individuals to use the Software except under the terms listed above;
     modify, translate, reverse engineer, decompile, disassemble (except to the extent applicable laws specifically prohibit such restriction), or create derivative works based on the Software or Documentation;
     copy the Software or Documentation (except for back-up purposes);
     rent, lease, transfer or otherwise transfer rights to the Software or Documentation; or remove any proprietary notices or labels on the Software or Documentation.

SOFTWARE. If you receive your first copy of the Software electronically, and a second copy on media, the second copy may be used for archival purposes only. This license does not grant you any right to any enhancement or update.

TITLE. Title, ownership rights, and intellectual property rights in and to the Software and Documentation shall remain in Licensor and/or its suppliers. The Software is protected by the copyright laws of the United States and international copyright treaties. Title, ownership rights, and intellectual property rights in and to the content accessed through the Software is the property of the applicable content owner and may be protected by applicable copyright or other law. This License gives you no rights to such content.

LIMITED WARRANTY. Licensor warrants that for a period of ninety (90) days from the date of acquisition, the Software, if operated as directed, will substantially achieve the functionality described in the Documentation. Licensor does not warrant, however, that your use of the Software will be uninterrupted or that the operation of the Software will be error-free or secure. In addition, the security mechanism implemented by the Software has inherent limitations, and you must determine that the Software sufficiently meets your requirements. Licensor also warrants that the media containing the Software, if provided by Licensor, is free from defects in material and workmanship and will so remain for ninety (90) days from the date you acquired the Software. Licensor's sole liability for any breach of this warranty shall be, in Licensor's sole discretion: (i) to replace your defective media; or (ii) to advise you how to achieve substantially the same functionality with the Software as described in the Documentation through a procedure different from that set forth in the Documentation; or (iii) if the above remedies are impracticable, to refund the license fee you paid for the Software. Repaired, corrected, or replaced Software and Documentation shall be covered by this limited warranty for the period remaining under the warranty that covered the original Software, or if longer, for thirty (30) days after the date (a) of shipment to you of the repaired or replaced Software, or (b) Licensor advised you how to operate the Software so as to achieve the functionality described in the Documentation. Only if you inform Licensor of your problem with the Software during the applicable warranty period and provide evidence of the date you acquired the Software will Licensor be obligated to honor this warranty. Licensor will use reasonable commercial efforts to repair, replace advise or refund pursuant to the foregoing warranty within 30 days of being so notified.

THIS IS A LIMITED WARRANTY AND IT IS THE ONLY WARRANTY MADE BY LICENSOR. LICENSOR MAKES NO OTHER EXPRESS WARRANTY AND NO WARRANTY OF NONINFRINGEMENT OF THIRD PARTIES' RIGHTS. THE DURATION OF IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE, IS LIMITED TO THE ABOVE LIMITED WARRANTY PERIOD; SOME STATES DO NOT ALLOW LIMITATIONS ON HOW LONG AN IMPLIED WARRANTY LASTS, SO LIMITATIONS MAY NOT APPLY TO YOU. NO LICENSOR DEALER, AGENT, OR EMPLOYEE IS AUTHORIZED TO MAKE ANY MODIFICATIONS, EXTENSIONS, OR ADDITIONS TO THIS WARRANTY. If any modifications are made to the Software by you during the warranty period; if the media is subjected to accident, abuse, or improper use; or if you violate the terms of this Agreement, then this warranty shall immediately be terminated. This warranty shall not apply if the Software is used on or in conjunction with hardware or Software other than the unmodified version of hardware and Software with which the Software was designed to be used as described in the Documentation.

THIS WARRANTY GIVES YOU SPECIFIC LEGAL RIGHTS, AND YOU MAY HAVE OTHER LEGAL RIGHTS THAT VARY FROM STATE TO STATE OR BY JURISDICTION.

LIMITATION OF LIABILITY. UNDER NO CIRCUMSTANCES AND UNDER NO LEGAL THEORY, TORT, CONTRACT, OR OTHERWISE, SHALL LICENSOR OR ITS SUPPLIERS OR RESELLERS BE LIABLE TO YOU OR ANY OTHER PERSON FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY CHARACTER INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF GOODWILL, WORK STOPPAGE, COMPUTER FAILURE OR MALFUNCTION, OR ANY AND ALL OTHER COMMERCIAL DAMAGES OR LOSSES, OR FOR ANY DAMAGES IN EXCESS OF LICENSOR'S LIST PRICE FOR A LICENSE TO THE SOFTWARE AND DOCUMENTATION, EVEN IF LICENSOR SHALL HAVE BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES, OR FOR ANY CLAIM BY ANY OTHER PARTY. THIS LIMITATION OF LIABILITY SHALL NOT APPLY TO LIABILITY FOR DEATH OR PERSONAL INJURY TO THE EXTENT APPLICABLE LAW PROHIBITS SUCH LIMITATION. FURTHERMORE, SOME STATES DO NOT ALLOW THE EXCLUSION OR LIMITATION OF INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THIS LIMITATION AND EXCLUSION MAY NOT APPLY TO YOU.

TERMINATION. This license will terminate automatically if you fail to comply with the limitations described above. On termination, you must destroy all copies of the Software and Documentation.

EXPORT CONTROLS. None of the Software or underlying information or technology may be downloaded or otherwise exported or reexported (i) into (or to a national or resident of) Cuba, Iraq, Libya, North Korea, Yugoslavia, Iran, Syria or any other country to which the U.S. has embargoed goods; or (ii) to anyone on the U.S. Treasury Department's list of Specially Designated Nationals or the U.S. Commerce Department's Table of Denial Orders. By downloading or using the Software, you are agreeing to the foregoing and you are representing and warranting that you are not located in, under the control of, or a national or resident of any such country or on any such list.

In addition, if the licensed Software is identified as a not-for-export product (for example, on the box, media or in the installation process), then the following applies: EXCEPT FOR EXPORT TO CANADA FOR USE IN CANADA BY CANADIAN CITIZENS, THE SOFTWARE AND ANY UNDERLYING TECHNOLOGY MAY NOT BE EXPORTED OUTSIDE THE UNITED STATES OR TO ANY FOREIGN ENTITY OR "FOREIGN PERSON" AS DEFINED BY U.S. GOVERNMENT REGULATIONS, INCLUDING WITHOUT LIMITATION, ANYONE WHO IS NOT A CITIZEN, NATIONAL OR LAWFUL PERMANENT RESIDENT OF THE UNITED STATES. BY DOWNLOADING OR USING THE SOFTWARE, YOU ARE AGREEING TO THE FOREGOING AND YOU ARE WARRANTING THAT YOU ARE NOT A "FOREIGN PERSON" OR UNDER THE CONTROL OF A FOREIGN PERSON.

MISCELLANEOUS. This Agreement represents the complete agreement concerning this license between the parties and supersedes all prior agreements and representations between them. It may be amended only by a writing executed by both parties. THE ACCEPTANCE OF ANY PURCHASE ORDER PLACED BY YOU IS EXPRESSLY MADE CONDITIONAL ON YOUR ASSENT TO THE TERMS SET FORTH HEREIN, AND NOT

THOSE CONTAINED IN YOUR PURCHASE ORDER. If any provision of this Agreement is held to be unenforceable for any reason, such provision shall be reformed only to the extent necessary to make it enforceable. This Agreement shall be governed by and construed under California law as such law applies to agreements between California residents entered into and to be performed within California, except as governed by Federal law. The application of the United Nations Convention of Contracts for the International Sale of Goods is expressly excluded.

U.S. Government Restricted Rights. Use, duplication or disclosure by the U.S. Government is subject to restrictions set forth in subparagraphs (a) through
(d) of the Commercial Computer-Restricted Rights clause at FAR 52.227-19 when applicable, or in subparagraph (c)(1)(ii) of the Rights in Technical Data and Computer Software clause at DFARS 252.227-7013, and in similar clauses in the NASA FAR Supplement. Contractor/manufacturer is Netscape Communications Corporation, 501 East Middlefield Road, Mountain View, CA 94043.

                                  ATTACHMENT B
                   MAINTENANCE AND SUPPORT FOR THE NAVIGATOR


1. MAINTENANCE/MINOR UPDATES. Netscape/NAA will provide to NSP any Minor Updates made generally available during the term of this Agreement. NSP shall refer End Users and its retail distributors desiring Minor Updates to the Netscape FTP (File Transfer Protocol) site. If such FTP site is not accessible, then NSP and not Netscape/NAA will be responsible for providing Minor Updates to its End Users and retail distributors. The expenses of any such distribution will be paid by NSP. NSP and Netscape (or NAA) will favorably consider electronic or alternative dissemination methods of such Minor Updates to the extent consistent with policies of both companies. NSP and Netscape (or NAA) agree to discuss monthly support issues and processes.

2. TECHNICAL SUPPORT. Netscape/NAA will provide NSP with Netscape's/NAA's backend technical support services as further described herein.

     a. BACK-END SUPPORT. Netscape/NAA will provide back-end support to NSP for Program Errors not resolved by NSP pursuant to NSP's support policies and in accordance with Section 3.8 of the Agreement. This support includes efforts to identify defective source code and to provide corrections, workarounds and/or patches to correct Program Errors. Netscape/NAA will provide NSP with a telephone number and an e-mail address which NSP may use to report Program Errors during Netscape's local California business hours (8am - 5pm Pacific Standard Time) or NAA's local business hours (8am - 5pm local time), as applicable. For priority 1 or 2 failures, NSP agrees to notify Netscape/NAA via both telephone and e-mail. NSP will identify one
     (1) member of its customer support staff and an alternate to act as the primary technical liaisons responsible for all communications with Netscape's/NAA's technical support representatives. Such liaisons will have sufficient technical expertise, training and/or experience for NSP to perform its obligations hereunder. NSP will designate its liaison(s) on the Cover Sheet, and may substitute contacts at any time by providing one (1) week's prior written and/or electronic notice thereof to Netscape/NAA.

     Netscape/NAA will make reasonable efforts to correct significant Program Errors that NSP identifies, classifies and reports to Netscape/NAA and that Netscape/NAA substantiates. Netscape/NAA may reclassify Program Errors if it reasonably believes that NSP's classification is incorrect. NSP will provide sufficient information for Netscape/NAA to enable Netscape/NAA to duplicate the Program Error before Netscape's/NAA's response obligations will commence. Netscape/NAA will not be required to correct any Program Error caused by (a) NSP's incorporation, attachment of a feature, program, or device to the Navigator, or any part thereof; (b) any non-conformance caused by accident, transportation, neglect, misuse, alteration, modification, or enhancement of the Navigator; (c) the failure to provide a suitable installation environment; (d) use of the Navigator for other than the specific purpose for which the Navigator is intended; (e) use of the Navigator on any systems other than the specified hardware platform for such Navigator; (f) NSP's use of defective media or defective duplication of the Navigator; or (g) NSP's failure to incorporate any Minor Update previously released by Netscape which corrects such Program Error.

     Netscape/NAA will use reasonable commercial efforts to resolve each significant Program Error by providing either a reasonable workaround, an object code patch or a specific action plan for how Netscape/NAA will address the problem and an estimate of how long it will take to rectify the defect. Netscape/NAA reserves the right to charge NSP additional fees at its then standard rates for services performed in connection with reported Program Errors which are later determined to have been due to hardware or software not supplied by Netscape/NAA. Notwithstanding the foregoing, Netscape/NAA has no obligation to perform services in connection with (i) Program Errors resulting from hardware or software not supplied by Netscape/NAA; or (ii) which occur in the Navigator release which is not the then current release.

                                  ATTACHMENT C
                          QUARTERLY POINT OF SALE REPORT



Network Service Provider Name and address:
                                           --------------------------------
                                           --------------------------------
                                           --------------------------------
                                           --------------------------------
                                           --------------------------------


POS Report Contact Name:
                                           --------------------------------
POS Report Contact Phone:
                                           --------------------------------
POS Report Contact e-mail
                                           --------------------------------




Report for (check one):


     December through February (due March 10)
----

     March through May (due June 10)
----

     June through August (due September 10)
----

     September through November (due December 10)
----


MONTH/YEAR     NETSCAPE PRODUCT #       QUANTITY/MONTH      PRICE/UNIT
----------     ------------------       --------------      ----------



                                 ATTACHMENT D
                          TIER AND NAVIGATOR PRICING


Annual Volume Commitment:           1000  -
                         -----------------------------------------------


                         License Fee Per Copy               Prepaid License Fee
                         (with maintenance)
Netscape Navigator LAN                                      US$
                         ------------------                    -----------

Netscape Dial-Up Kit            23                          US$ 12,000.00
                         ------------------                    -----------



                      NETSCAPE COMMUNICATIONS CORPORATION
                                   AMENDMENT
                                       TO
                NETWORK SERVICE PROVIDER DISTRIBUTION AGREEMENT

This Amendment (hereinafter "Amendment") to the Network Service Provider Distribution Agreement (hereinafter "Agreement") entered into by and between Netscape Communications Corporation, a Delaware corporation, with principal offices at 501 East Middlefield Road, Mountain View, California 94043, U.S.A. together with its subsidiaries ("Netscape") and the Network Service Provider identified below ("NSP") will be effective as of the date of acceptance by Netscape ("Effective Date").

NSP:     Full Name of Company: Website Management Company Inc. dba FlashNet
                               Communications
                               -----------------------------------------------
         Address of Company: 2805 West Seventh Street, Fort Worth, Texas 76107
                             -------------------------------------------------
         Effective Date of Agreement: March 26, 1996
                                      --------------
         Agreement Number: WEB960219N
                           ----------

WHEREAS, the parties wish to modify and supplement the provisions of such Agreement;

NOW, THEREFORE, the parties agree as follows:

1. On the Cover Sheet, NSP's Internet Access and/or Intranet Access service ("NSP's Product") shall be defined as "FlashNet".

2.  Attachment D, Tier and Navigator Pricing, shall be amended as follows:

    "Annual Volume Commitment:       100,000
                                      -------

                            License Fee Per Copy
                             (with maintenance)       Prepaid License Fee
                            --------------------      -------------------
    Netscape Navigator LAN          N/A                       N/A
    Navigator Dial-Up Kit          $7.00                    $99,995
                                   -----                    -------

    NSP estimates that 0% of this Prepaid License Fee shall be applied towards Navigators used by NSP for internal business purposes.

    * Reflects a $12,000.00 credit applied from the original purchase of one thousand (1000) licenses

3. Except as expressly modified, all terms, conditions and provisions of the Agreement shall continue in full force and effect.

4. In the event of any inconsistency or conflict between the Agreement and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control.

5. Nothing contained in this Amendment shall be deemed to be a waiver of any rights or a release of any obligations that shall have accrued under the Agreement prior to the Effective Date of this Amendment.

6. This Amendment and the Agreement constitute the entire and exclusive agreement between the parties with respect to this subject matter. All previous discussions and agreements with respect to this subject matter are superseded by the Agreement and this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives.

NETSCAPE COMMUNICATIONS CORPORATION    NSP

By:                                    By: /s/ M. Scott Leslie
   --------------------------------       --------------------------------

Name:                                  Name: M. Scott Leslie
     ------------------------------         ------------------------------

Title:                                 Title: President
      -----------------------------          -----------------------------

Date of Acceptance:                    Date: Sept. 26, 1996
                   ----------------         ------------------------------

                                  ATTACHMENT C
                               NAVIGATOR PRICING

Initial Term Commitment: 100,000
                        ---------------


                                       License Fee Per Copy
                                   (includes Updates during the
                                  Initial Term of this Agreement)    Prepaid License Fee
                                  -------------------------------    -------------------
Netscape Navigator LAN                                                   US$      *
                                             -----                          ------
Netscape Dial-Up Kit                         $7.00                       US$99,995*
                                             -----                          ------

* NSP estimates that 0% of this Prepaid License Fee shall be applied towards Navigators used by NSP for internal business purposes.

                                    CONSENT

This Consent is given by the undersigned ("Company") as of the date set forth below. Company may terminate this Consent upon written notification to Netscape Communications Corporation.

Netscape shall have the right from time to time to use Company's name as follows:

    a. Netscape may refer to Company as a reference account and may discuss which Netscape products were licensed by Company in the course of making presentations and/or sales calls to other prospective and existing customers.

    b. Netscape may use Company's name in any press release issued by Netscape regarding the licensing of the Netscape products.

    c. Netscape may use Company's name and refer to Netscape products licensed by Company in a Netscape press release where the press release focus is on Customer's industry segment.

    d. Netscape may release Company's name and Netscape products licensed by Company to other third parties who are establishing programs in which Netscape believes Company may wish to participate (e.g. user groups).

In order to bind Company to this Consent, a duly authorized representative has signed below.

                                                    COMPANY

                                       Company Name: FlashNet Communications
                                                    ---------------------------

                                       By: /s/ M. Scott Leslie
                                          -------------------------------------
                                                       Signature

                                       Name: M. Scott Leslie
                                            -----------------------------------
                                                       Print or Type

                                       Title: President
                                             ----------------------------------

                                       Date: Jan. 6, 1997
                                            -----------------------------------